Exhibit 10.1

SECOND AMENDMENT TO THE
PENSKE AUTOMOTIVE GROUP 401(k) SAVINGS AND RETIREMENT PLAN
(As amended and restated effective January 1, 2009)

WHEREAS, Penske Automotive Group, Inc. (the “Company”) has adopted and maintains the Penske Automotive Group 401(k) Savings and Retirement Plan, originally effective September 1, 1998, and as thereafter amended and restated effective January 1, 2009 (the “Plan”); and

WHEREAS, pursuant to Section 14 of the Plan, the Company has reserved the right to amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan to place a cap on the percentage of new Participant contributions and new Company contributions to the Plan that a participant may invest in the Plan’s Penske Automotive Common Stock Fund investment option.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the Plan is amended effective January 1, 2011, in the following respects:

1. Section 4.4 (Directed Investments) of the Plan is amended by the addition of the following language at the end thereof, reading as follows:

“Notwithstanding the preceding provisions of this Section 4.4, a Member’s investment of additional Pre-Tax Contributions, Employer Matching Contributions, Rollover Contributions and Top Heavy Contributions shall be capped at the level specified in Section 4.8.C.”

2. Section 4.8 (Special Rules Applicable to Investment in Penske Automotive Common Stock Fund) of the Plan is amended by the addition of a new paragraph C at the end thereof, reading as follows:

“C.
A Member may direct the investment of no more than 10% of his additional Pre-Tax Contributions, Employer Matching Contributions, Rollover Contributions and Top Heavy Contributions into the Penske Automotive Common Stock Fund.”

IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Penske Automotive Group 401(k) Savings and Retirement Plan to be executed by its duly authorized representative this 20th day of September, 2010.

Penske Automotive Group, Inc.

By:	/s/ Calvin C. Sharp

Its:	Executive Vice President – H.R.